As filed with the Securities and Exchange Commission on March 19, 2007

                                                                                                                                                                       Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

TECHWELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0451738
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

408 East Plumeria Drive
San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)

Techwell, Inc. 2006 Stock Incentive Plan

(Full title of the plans)

Fumihiro Kozato	Copy to:
President and Chief Executive Officer	James J. Masetti, Esq.
Techwell, Inc.	Pillsbury Winthrop Shaw Pittman LLP
408 East Plumeria Drive	2475 Hanover Street
San Jose, CA 95134	Palo Alto, CA 94304
(408) 435-3888	(650) 233-4500
(Name, address and telephone
number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	823,372	$12.74	$10,489,759	$322

(1)             The securities to be registered include options and rights to acquire Common Stock.

(2)             Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)             Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on March 15, 2007.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on July 27, 2006 (File No. 333-136063) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.   Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a)           The Registrant’s Annual Report on Form 10-K dated December 31, 2006 and filed on March 16, 2007 (File No. 000-52014).

(b)           The Registrant’s Current Report on Form 8-K dated February 8, 2007 and filed with the Commission on February 14, 2007.

(c)           The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed May 24, 2006 (File No. 0-52014) pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (excluding any portions thereof furnished under Item 2.02 or, 7.01 and any exhibits relating to Item 2.02 or 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. 1350), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in San Jose, State of California, on the 19th day of March, 2007.

TECHWELL, INC.

By	/s/ Fumihiro Kozato
Fumihiro Kozato
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fumihiro Kozato and Mark Voll and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Fumihiro Kozato	President, Chief Executive Officer	March 19, 2007
Fumihiro Kozato	(Principal Executive Officer) and Director

/s/ Mark Voll	Chief Financial Officer (Principal Financial	March 19, 2007
Mark Voll	Officer and Principal Accounting Officer)

/s/ Robert D. Cochran	Director	March 19, 2007
Robert D. Cochran

/s/ Richard H. Kimball	Director	March 19, 2007
Richard H. Kimball

/s/ C.J. Koomen	Director	March 19, 2007
Dr. C.J. Koomen

/s/ Justine Lien	Director	March 19, 2007
Justine Lien

/s/ Phillip J. Salsbury	Director	March 19, 2007
Dr. Phillip J. Salsbury

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INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 4).

99.1	Techwell, Inc. 2006 Stock Incentive Plan*

*Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-130965)